Exhibit 3.1

2002 RESTATED ARTICLES OF INCORPORATION

OF

BIOJECT MEDICAL TECHNOLOGIES INC.

ARTICLE I

Name

The name of the corporation (the “Corporation”) shall be Bioject Medical Technologies Inc.

ARTICLE II

Duration

The Corporation’s duration shall be perpetual.

ARTICLE III

Purposes

The purposes for which the Corporation is organized are:

Section 1. In general, to carry on any lawful business whatsoever which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

Section 2. To engage in and carry on any lawful business or trade and exercise all powers granted to a corporation formed under the Oregon Business Corporation Act, including any amendments thereto or successor statute that may hereinafter be enacted.

ARTICLE IV

Authorized Capital Stock

Section 1. Classes. After giving effect to the reverse stock split set forth in Section 1.1, the Corporation shall be authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”; the total number of shares which the Corporation shall have authority to issue is One Hundred Ten Million (110,000,000) ; the authorized number of shares of Common Stock shall be One Hundred Million (100,000,000), without par value; the authorized number of shares of Preferred Stock shall be Ten Million (10,000,000), without par value.

Section 1.1. Each five shares of issued and outstanding Common Stock of this Corporation were, on October 13, 1999 (which was the effective date of the Corporation’s previous Amended and Restated Articles of Incorporation), automatically reclassified into one share of Common Stock of this Corporation, thereby giving effect to a one-for-five reverse stock split (the “Reverse Stock Split”). All outstanding rights and obligations (including option plans, stock options and the exercise price thereof, stock purchase warrants and the exercise prices thereof and the conversion terms of the Corporation’s shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock) relating to this Corporation’s Common Stock were on that date mathematically adjusted to reflect the Reverse Stock Split so that the proportionate ratio of such rights and obligations to the reclassified shares was equal to the proportionate ratio of such rights and obligations to the shares outstanding immediately prior to such reclassification. In lieu of the issuance of any fractional shares that otherwise resulted from the Reverse Stock Split, the Corporation issued to any shareholder that would have otherwise received fractional shares one whole share, the additional shares thereby issued being taken from authorized but theretofore unissued shares of Common Stock.

Section 2. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. The board of directors of the Corporation is hereby authorized to fix the designations and powers, preferences and relative participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, the dividend rate (and whether or not dividends are cumulative), conversion rights, if any, voting rights, rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Designation of Rights and Preferences of Series A Convertible Preferred Stock,

Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

Section 2.1. Definitions. The following terms shall have the respective meanings ascribed to them below.

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which federally-chartered banks located in New York, New York or Portland, Oregon are permitted by law to be closed.

“Closing Date” shall mean October 15, 1997.

“Closing Price” at any date shall mean the last reported sale price of the Common Stock on the NASDAQ Stock Market or other principal market of the Common Stock on such date.

“Common Stock” shall mean, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation (other than any Preferred Stock) hereafter authorized that is not limited to a fixed amount of percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Conversion Stock” shall mean shares of the Corporation’s Common Stock issuable upon the conversion of any shares of Preferred Stock.

“Excluded Stock” shall mean (i) shares of Common Stock issued or reserved for issuance by the Corporation as a stock dividend payable in shares of Common Stock, or upon any subdivision or split-up of the outstanding shares of Common Stock, or upon conversion of shares of the Preferred Stock, (ii) up to 3,650,000 shares of Common Stock (or Rights (as defined below)) therefor issued to directors, officers or employees of the Corporation or its affiliates (or in the case of options, granted at an exercise price) at less than Fair Value under a duly-enacted stock option or compensation plan, or (iii) any shares of Common Stock issuable upon exercise of any warrants currently outstanding or warrants which the Corporation has committed, as of October 15, 1997, to issue in the future.

“Fair Value” shall mean the fair market value of any securities or assets as reasonably and in good faith determined by the Board.

“Junior Securities” shall mean any of the Corporation’s equity securities (whether or not currently authorized) that are junior in liquidation preference to the Preferred Stock.

“Liquidation Value” of any share of Series A Preferred Stock or Series B Preferred Stock as of any particular date shall be equal to $15.00 per share. Liquidation Value of Series C Preferred Stock is the Series C Issuance Price.

“Market Price” of any security shall mean the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 10 trading days preceding the determination date. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market or the over-the-counter market, the “Market Price” shall be the Fair Value thereof.

“Person” shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, or, as the context requires, all such series of preferred stock of the Corporation.

“Preferred Issuance Price” shall mean the purchase price per share for the Series A Preferred Stock, which is $15.00, and the purchase price per share for the Series B Preferred Stock, which is $15.00.

“Series C Issuance Price” means the original price per share at which Series C Preferred Stock is issued.

“Subsidiary” shall mean any Person of which the shares of outstanding capital stock or other equity interests, as the case may be, possessing the voting power under ordinary circumstances in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through subsidiaries.

Section 2.2. Preferred Stock.

(a) Series A Preferred Stock. 1,235,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series A Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate actions and make all necessary or appropriate filings in connection therewith.

(b) Series B Preferred Stock. 200,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series B Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

(c) Series C Preferred Stock. 500,000 shares of the preferred stock, without par value, of the Corporation are hereby constituted as a series of preferred stock of the Corporation designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”). Such amount shall be adjusted by the Corporation in the event that any adjustments to the Series C Preferred Stock are required as set forth herein, and, in connection therewith, the Corporation shall promptly take all necessary or appropriate action and make all necessary or appropriate filings in connection therewith.

Section 2.3. Dividends.

(a) General.

(1) Series A Preferred Stock. Each outstanding share of Series A Preferred Stock shall accrue from the date of issuance through October 15, 2001 a dividend equal to 9% per annum of the Preferred Issuance Price of Series A Preferred Stock, compounded semiannually beginning on September 2, 1998; such dividend shall be paid by the issuance of additional shares of Series A Preferred Stock, based upon a value equal to the Preferred Issuance Price.

(2) Series B Preferred Stock. The holder of each share of Series B Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series C Preferred Stock and the holders of Common Stock, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(3) Series C Preferred Stock. The holder of each share of Series C Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of the Series B Preferred Stock and the holders of Common Stock, as if the Series C Preferred Stock had been converted into Common Stock immediately prior to the record date in respect thereof, when and as declared by the Board out of funds legally available for the declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid in respect of the Common Stock. Except as set forth above, such holders shall not be entitled to receive any dividends.

(b) Payment of Dividends.

(1) Series A Preferred Stock. Dividends accrued and unpaid on shares of Series A Preferred Stock shall be payable in accordance with Section 2.3(a)(1) above.

(2) Series B Preferred Stock. Dividends payable in respect of the Series B Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(3) Series C Preferred Stock. Dividends payable in respect of the Series C Preferred Stock shall be paid as and when dividends are paid in respect of the Common Stock.

(4) Change in Dividend Rate. If the Corporation shall fail to declare or pay a dividend on a date on which dividends are to be compounded pursuant to Section 2.3(a)(1) hereof, dividends on each share of Series A Preferred Stock shall thereupon begin to accrue at the rate of 9% of the sum of (a) the Preferred Issuance Price and (b) accrued and unpaid dividends on such date. If a dividend that was accrued and unpaid on a date dividends are to be compounded is subsequently paid, the rate at which dividends accrue shall thereupon be lowered to reflect such payment.

Section 2.4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to receive from amounts remaining after satisfaction of creditors and holders of securities (if any) with liquidation preferences senior to the Preferred Stock, and pro rata based on the respective outstanding liquidation preferences with holders of securities with a liquidation preference pari passu to the Preferred Stock, an amount equal to the Liquidation Value, plus accrued and unpaid dividends thereon, per share multiplied by the number of shares of Preferred Stock, held by such holder, until paid in full, in preference and priority to any distribution to any holder of Junior Securities. The Corporation shall provide written notice of such liquidation, dissolution or winding up, not less than 30 days prior to the payment date stated therein, to each record holder of any shares of Preferred Stock.

Section 2.5. Voting Rights.

(a) No Voting. Except as provided in Section 2.5(b) below or as required by the Oregon Business Corporation Act, the outstanding shares of Preferred Stock shall not be entitled to vote on any matter as to which stockholders of the Corporation shall be entitled to vote.

(b) Special Voting Rights. The Corporation shall not, without first obtaining the affirmative vote or written consent of a majority in interest of the Series A Preferred Stock, voting as a class:

(1) amend or repeal any provision of, or add any provision to, the Corporation’s Articles of Incorporation or By-laws if such action would adversely alter preferences, rights, privileges or powers of, or the restrictions provided herein for the benefit of, the Series A Preferred Stock;

(2) create a series of Preferred Stock with a liquidation preference senior to the Series A Preferred Stock;

(3) effect any merger, consolidation or similar transaction; or

(4) increase or decrease the number of authorized shares of Series A Preferred Stock, except as required by Section 2.2 hereof.

Section 2.6. Conversion.

(a) Series A Preferred Stock. All holders of Series A Preferred Stock issued as of December 12, 2001, shall have the right to convert at any time each share of Series A Preferred Stock into two shares of Common Stock as of such date (which amount gives effect to the Reverse Stock Split described in Section 1.1), subject to Section 2.6(e) below (the “Antidilution Adjustments”).

(b) Series B Preferred Stock. Series B Preferred Stock is convertible in the same manner and subject to the same terms and conditions as provided for in Section 2.6(a) above with respect to the holders of Series A Preferred Stock.

(c) Series C Preferred Stock. All holders of Series C Preferred Stock issued as of December 12, 2001 shall have the right to convert at any time each share of Series C Preferred Stock into two shares of Common Stock as of such date (which amount gives effect to the Reverse Stock Split described in Section 1.1), subject to the Antidilution Adjustments.

(d) Conversion Procedure.

(1) Before any holder of shares of Preferred Stock shall be entitled to convert any of such shares into shares of Common Stock, such holder shall surrender the certificate or certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.

(2) Each conversion of any shares of Preferred Stock shall be deemed to have been effected on the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered at the principal corporate office of the Corporation or the office of any transfer agent for the Preferred Stock. At such time as such conversion has been effected, the rights of the holder of such Preferred Stock as a holder shall cease, the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

(3) As soon as possible after a conversion has been effected (but in any event within five business days in the case of clause (6) below), the Corporation or its transfer agent shall deliver to the converting holder:

(A) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

(B) payment in an amount equal to the amount payable under clause (6) below with respect to such conversion.

(4) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Preferred Stock, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(5) The Corporation shall not close its books against the transfer of the Preferred Stock or of Conversion Stock issued or issuable upon conversion of the Preferred Stock in any manner which interferes with the timely conversion of the Preferred Stock. The Corporation shall assist and cooperate with any holder of the Preferred Stock or Conversion Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitations, making any filings required to be made by the Corporation).

(6) If any fractional interest in a share of Conversion Stock would, except for the provisions of this clause (6), be deliverable upon any conversion of the Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

(7) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding shares of Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange or market upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance and except for filings, notices of applicability and permissions solely within the control of, or laws and regulations solely applicable to, the holders of the Preferred Stock).

(e) Anti-dilution Adjustments.

(1) Changes in Common Stock. In case the Corporation shall at any time or from time to time after October 13, 1999 (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock or (iv) issue any shares of its capital stock or other assets in a reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing entity), then the number and kind of shares of capital stock of the Corporation or other assets that may be received upon the conversion of the Preferred Stock shall be adjusted to the number of shares of Conversion Stock and amount of any such securities, cash or other property of the Corporation which the holders would have owned or have been entitled to receive after the happening of any of the events described above had the Preferred Stock been converted immediately prior to the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this clause (1) shall become effective upon the effective date of such payment, sub-division, combination or issuance as described above. Any Conversion Stock or other assets to be acquired as a result of such adjustment shall not be issued prior to the effective date of such event. For the purposes of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(2) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Preferred Stock (any such rights, options, warrants or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest and excluding any Excluded Stock) at a subscription offering, exercise or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall be adjusted by multiplying the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock immediately prior to any adjustment in connection with such issuance or grant by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding (exclusive of any treasury shares) on the record date of issuance or grant of such Rights plus the number of shares which the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the current Market Price per share of Common Stock on the record date, and the numerator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise of the rights. Such adjustment shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in consideration of the issuance of such Rights plus the total consideration payable to the Corporation upon exercise thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(3) Dividends and Distributions. In case the Corporation shall distribute to all holders of Common Stock any dividend or other distribution of evidences of its indebtedness or other assets (in each case other than cash dividends and other than as provided in clause (1) above in which the holders of the Preferred Stock are otherwise entitled to share, as provided herein) or Rights, then, in each case, all holders of the Preferred Stock shall be entitled to receive all of the same dividends, distributions or Rights, as the case may be, as the holders of Common Stock, on an as-converted basis, as and when distributed to the holders of Common Stock, at such time, if any, that the holders of the Preferred Stock shall have elected to convert such stock to Common Stock, as provided herein.

(4) Computations. For the purpose of any computation under clauses (1) and (2) above, the current Market Price per share of Common Stock at any date shall be as set forth in (i) the definition of Market Price for the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by clause (1) or (2) or (ii) any other arm’s-length adjustment formula that the Board may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this clause (4) the current market price per share shall be the Fair Value thereof.

(5) Securities. For the purpose of this Section 2.6, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing this Certificate or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Conversion Stock issuable upon conversion of the Preferred Stock and the Conversion Price shall have been made pursuant to clause (2) of this Section 2.6, any rights, options, warrants or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock by an amount

(calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 2.6 following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(e) Reorganization, Reclassification Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets to another Person or other transaction which is effected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change”. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to ensure that each of the holders of each share of the Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder’s Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions to ensure that the provisions of this Section 2.6 hereof shall thereafter be applicable to the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

(f) Notices.

(1) Immediately upon any adjustment of the number of shares issuable upon conversion of the Preferred Stock, the Corporation shall give written notice thereof to all holders of the Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

(2) The Corporation shall give written notice to all holders of the Preferred Stock at least 10 days prior to the date on which the Corporation closes its books or takes a record of determining rights to receive any dividends or distributions. The Corporation shall also give written notice to the holders of the Preferred Stock at least 30 days prior to the date on which Organic Change shall occur.

Section 2.7. Registration of Transfer. The Corporation shall keep a register for the registration of the record holders of the Preferred Stock. Upon the surrender of any certificate representing any shares of Preferred Stock, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense, provided that the holder will be responsible for any transfer taxes if the certificate is register in a new name) a new certificate or certificates in exchange therefore representing in the aggregate the number of shares of the Preferred Stock, as applicable, represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of the Preferred Stock, as applicable, as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

Section 2.8. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder and an undertaking of indemnity from a creditworthy indemnitor shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of the Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

Section 2.9. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Section 2.1 through Section 2.10 of these Articles of Incorporation without the prior written consent of a Majority in Interest of each of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock outstanding at the time such action is taken.

Section 2.10. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier or telecopy service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder’s address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

Section 3. Additional Preferred Stock. This Section 3 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

Section 3.1. Designation and Amount. The shares of such series shall be designated as “Series R Participating Preferred Stock” and the number of shares constituting such series shall be 125,000.

Section 3.2. Dividends and Distributions

(a) The holders of shares of Series R Participating Preferred Stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the purpose, dividends in an amount per share equal to 1,000 (the “Adjustment Number”) multiplied by the aggregate per share amount of all cash dividends, and the Adjustment Number multiplied by the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, without par value, of the corporation (the “Common Stock”) after the first issuance of any share or fraction of a share of Series R Participating Preferred Stock.

(b) The corporation shall declare a dividend or distribution on the Series R Participating Preferred Stock as provided in subparagraph 3.2(a) at the same time that it declares a dividend or distribution on the Common Stock (other than a dividend payable in Common Stock).

(c) Dividends shall not be cumulative. Unpaid dividends shall not bear interest. Dividends paid on the shares of Series R Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3.3. Voting Rights. The holders of Series R Participating Preferred Stock shall have the following voting rights:

(a) Each share of Series R Participating Preferred Stock shall entitle the holder thereof to the number of votes equal to the Adjustment Number then in effect on all matters submitted to a vote of the shareholders of the corporation.

(b) Except as otherwise provided herein or by law, the holders of Series R Participating Preferred Stock and the holders of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

Section 3.4. Certain Restrictions

(a) Whenever dividends or distributions payable on the Series R Participating Preferred Stock as provided in Section 3.2 have not been declared or paid for any fiscal year, until all such dividends and distributions for such fiscal year on Series R Participating Preferred Stock outstanding shall have been declared and paid in full, the corporation shall not in such fiscal year

(1) declare or pay dividends on or make any other distributions on any shares of stock ranking junior or on a parity (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock except dividends paid ratably on the Series R Participating Preferred Stock and all such parity stock on which dividends are payable in proportion to the total amounts to which the holders of all such shares are then entitled and dividends or distributions payable in Common Stock;

(2) purchase or otherwise acquire for consideration any shares of Series R Participating Preferred Stock or any shares of stock ranking on a parity with the Series R Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph 3.4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 3.5 Restriction on Issuance of Stock; Reacquired Stock. The corporation shall not issue any shares of Series R Participating Preferred Stock except upon exercise of rights (the “Rights”) issued pursuant to the Rights Agreement dated as of June 25, 2002, between the corporation and American Stock Transfer & Trust Company (the “Rights Agreement”), a copy of which is on file with the secretary of the corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request. Any shares of Series R Participating Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever may be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

Section 3.6 Liquidation, Dissolution or Winding Up

(a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Participating Preferred Stock unless, prior thereto, the holders of shares of Series R Participating Preferred Stock shall have received the Adjustment Number multiplied by the per share amount to be distributed to holders of Common Stock, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment (the “Series R Liquidation Preference”). Following the payment of the full amount of the Series R Liquidation Preference, no additional distributions shall be made to the holders of shares of Series R Participating Preferred Stock.

(b) In the event that there are not sufficient assets available to permit payment in full of the Series R Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank senior to or on a parity with the Series R Participating Preferred Stock, then assets shall be distributed first to holders of any series of Preferred Stock ranking senior to the Series R Participating Preferred Stock to the extent of their liquidation preferences and such remaining assets shall be distributed ratably to the holders of Series R Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

Section 3.7 Consolidation, Merger, etc. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series R Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 3.8 Anti-Dilution, Adjustments to Adjustment Number. In the event the corporation shall at any time after July 19, 2002 (the “Rights Declaration Date”) (a) declare any dividend on Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, or (c) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the Adjustment Number for all purpose of this Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the corporation shall at any time after the Rights Declaration Date, fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock or securities convertible into Common Stock at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement) of the Common Stock on such record date, then in each such case the Adjustment Number for all purposes of this Section 3 of Article IV shall be adjusted by multiplying the Adjustment Number then in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Per Share Market Price (as defined in Section 11(d) of the Rights Agreement). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors. Shares of Common Stock owned by or held for the account of the corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, options or warrants are not so issued, the Adjustment Number shall be readjusted as if such record date had not been fixed; and to the extent such rights, options or warrants are issued but not exercised prior to their expiration, the Adjustment Number shall be readjusted to be the number which would have resulted from the adjustment provided for in this paragraph 3.8 if only the rights, options or warrants that were exercised had been issued.

Section 3.9 No Redemption. Shares of the Series R Participating Preferred Stock shall not be redeemable at the option of the corporation or any holder thereof. Notwithstanding the foregoing sentence, the corporation may acquire Series R Participating Preferred Stock in any other manner permitted by law.

Section 3.10 Amendment. Subsequent to the Distribution Date (as defined in the Rights Agreement) these articles of incorporation shall not be further amended in any manner which would materially alter or change the preferences, limitations and relative rights of the Series R Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series R Participating Preferred Stock, voting separately as a class.

Section 3.11 Fractional Shares. Shares of Series R Participating Preferred Stock may be issued in fractions of a share in integral multiples of one one-thousandth of a share, which shall entitle the holder, in proportion to such holders’ fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series R Participating Preferred Stock.

Section 4. Additional Preferred Stock. This Section 4 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

4.1 Designation and Amount.

(a) Designation. The shares of such series shall be designated as “Series D Convertible Preferred Stock,” no par value (hereinafter referred to as “Series D Preferred”) and the number of shares constituting all of the Series D Preferred shall be 2,086,957 shares. Any shares of Series D Preferred Stock that are redeemed by the Corporation and retired and any shares of Series D Preferred Stock that are converted in accordance with Section 4 shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series D Preferred Stock.

(b) Stated Value. Each share of Series D Preferred Stock shall have a stated value equal to $1.15 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like)(the “Series D Stated Value”).

4.2. Dividends. The holder of each share of Series D Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of Common Stock, as if the Series D Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 3.4 hereof immediately prior to the record date with respect to such dividend, when, as, and if declared by the Board of Directors of the Corporation out of funds legally available for declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of the Common Stock of the Corporation.

4.3. Liquidation Preference.

(a) Preferences. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a “Liquidation”), subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders (if any), before any payment shall be made in respect of the Common Stock or any series of Preferred Stock or other equity securities of the Corporation with rights junior to the Series D Preferred Stock with respect to liquidation preference, and pro rata based on the respective liquidation preferences with holders of Preferred Stock with a liquidation preference pari passu with the Series D Preferred Stock, an amount per share of Series D Preferred Stock equal to the Series D Stated Value, plus all accrued but unpaid dividends thereon to the date fixed for distribution (the “Series D Liquidation Preference”).

Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series D Preferred Stock, the full amount to which they shall be entitled pursuant to this Section 4.3(a), then all the assets so available for distribution to the Corporation’s shareholders shall be distributed ratably first to the holders of the Series D Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section 4.3(a).

(b) Remaining Assets. Upon completion of the distributions required by Section 4.3(a), and subject to any other distributions that may be required with respect to any other series of Preferred Stock hereafter authorized, issued, or outstanding, the remaining assets and funds of the Corporation available for distribution to its shareholders, if any, shall be distributed among the holders of the holders of Common Stock.

(c) Deemed Liquidation. For purposes of this Section 4.3(c), a Liquidation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of more than 50% of the outstanding voting power of the Corporation (an “Acquisition”); or (b) a sale, lease, or other transfer of all or substantially all of the assets of the Corporation (an “Asset Transfer”); provided, however, that if the outstanding shares of Series D Preferred Stock in the aggregate represent more than 50% of the voting power of the Corporation, a transfer or sale of more than 50% of the outstanding voting power of the Corporation involving solely a transfer or sale of Series D Preferred Stock shall not be considered to be an Acquisition for the purposes of this Section and shall not result in a deemed Liquidation. The occurrence of an Acquisition or Asset Transfer shall entitle the holders of Series D Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 4.3(d) below) the respective amounts as specified in Section 4.3(a) and 4.3(b) in liquidation and redemption of their Series D Preferred Stock, unless the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a Liquidation.

(d) Valuation of Non-Cash Assets. Whenever the distribution provided for in this Section 4.3 shall be payable in securities or property other than cash, its value will be determined as follows:

(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by (2) below:

(A) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Series D Preferred Stock.

(e) Liquidation Notice. The Corporation shall give written notice to each holder of record of Series D Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation of any proposed transaction described in paragraph (3) that would constitute a Liquidation not later than 20 days prior to the shareholders’ meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the proposed transaction and the provisions of this Section 4.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first written notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Series D Preferred Stock. Prior to the closing of a transaction described in Section 4.3(c) that would constitute a Liquidation, the Corporation shall either (a) make all cash distributions that the Corporation is required to make to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, and Series R Preferred Stock, pursuant to the first or second paragraphs of this Section 4.3, (b) set aside sufficient funds from which the cash distributions to the holders of Series D Preferred Stock, Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, and Series R Preferred Stock can be made, or (c) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from an Acquisition or Asset Transfer will be used to make the liquidating payments to the holders of Series D Preferred Stock immediately after the consummation of such transaction.

4.4. Conversion.

(a) Right to Convert. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate then in effect by the number of shares of Series D Preferred Stock being converted. The “Conversion Rate” in effect at any time for conversion of the Series D Preferred Stock shall be the quotient obtained by dividing (a) the Series D Stated Value by (b) the Conversion Price. The “Conversion Price” shall initially be $1.15. The Conversion Price shall be adjusted from time to time in accordance with Section 4.4(f).

(b) Exercise of Conversion Right. Each holder of Series D Preferred Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to Section 4.4(a) shall surrender the certificate or certificates representing the shares of Series D Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, the offices of the transfer agent for the Series D Preferred Stock, or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series D Preferred Stock by the Corporation or the transfer agent for the Series D Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series D Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing a share or shares of Series D Preferred Stock for conversion pursuant to Section 4.4(a), the Corporation shall, within five (5) business days of such surrender, issue, and send (with receipt to be acknowledged) to or upon the written order of such holder, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid, and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion and cash with respect to any fractional interest in a share of Common Stock as provided in Section 4.4(d). In the event that there shall have been surrendered a certificate or certificates representing shares of Series D Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a new certificate or certificates representing the number of shares of Series D Preferred Stock which shall not have been converted. Upon the occurrence of any automatic conversion of the outstanding Series D Preferred Stock, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series D Preferred Stock, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series D Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section 4.4(d).

(c) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock pursuant to Section 4.4(a) shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series D Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in these Articles of Amendment. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All accrued and unpaid dividends on shares of Series D Preferred Stock surrendered for conversion shall be paid in full as of the effective date of conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Series D Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series D Preferred Stock shall not be deemed to have converted such Series D Preferred Stock until immediately prior to the closing of such sale of securities.

(d) No Fractional Shares. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series D Preferred Stock, but in lieu thereof shall pay to the holder converting such Series D Preferred Stock an amount of cash based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined.

(e) Common Stock Available. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series D Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the conversion of all the shares of Series D Preferred Stock then outstanding and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock, in addition to such other remedies as shall be available to the holders of Series D Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

(f) Anti-dilution Adjustments.

(1) Reorganizations, Mergers, Consolidations, Acquisitions, and Asset Transfers. If, prior to the conversion of all of the Series D Preferred Stock, there shall be (i) any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, (ii) any dividend or other distribution of cash, other assets, or of notes or other indebtedness of the Corporation (in each case other than regular cash dividends and other than as provided in Section 4.4(f)(2) below in which the holders of Series D Preferred Stock are otherwise entitled to share, as provided herein), any other securities of the Corporation (except Common Stock), or Rights (as hereinafter defined) to the holders of its Common Stock, or (iii) any Acquisition or Asset Transfer that is not deemed to be a liquidation pursuant to Section 4.3(c) hereof, then the holders of Series D Preferred Stock shall thereafter have the right to receive upon conversion of Series D Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such cash, stock, securities, Rights, and/or other assets that the holder would have been entitled to receive in such transaction had the Series D Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series D Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series D Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Corporation (except Common Stock and Rights included in Section 4.4(f)(3) below) to the holders of its Common Stock where the nature of that security is such that the adjustment provisions in this Section 4.4(f)(1) would not properly grant to the holder of Series D Preferred Stock rights intended to be granted hereby, then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities distributed by the Corporation and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 4.4(f)(1).

The Corporation shall not effect any transaction described in this Section 4 4(d)(1) unless (i) it first gives at least 20 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, distribution, Acquisition, Asset Transfer, or other similar event (during which time the holders of the Series D Preferred Stock shall be entitled to convert their Series D Preferred Stock into shares of Common Stock to the extent permitted hereby), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section 4.4(f)(1).

(2) Adjustment for Stock Splits, Dividends, and Combinations. If at any time or from time to time after the date of the first issuance of Series D Preferred Stock, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock that are not distributed to the holders of Series D Preferred Stock (“Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be

(3) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options, or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Series D Preferred Stock (any such rights, options, warrants, or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest and excluding any Excluded Stock) at a subscription offering, exercise, or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the Current Marker Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date of issuance or grant of such Rights plus the number of shares that the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on the record date, and the denominator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise of the Rights. Such adjustments shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation upon exercise thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(4) Computations. For the purpose of any computation under Section 4.4(f)(3) above, the “Current Market Price” per share of Common Stock at any date shall mean the average of the closing price of the Common Stock on all securities exchanges (including the NASDAQ Stock Market) on which it may at the time be listed, or, if there have been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 p.m., New York time, or if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, Pink Sheets LLC, or any similar successor organization, in each case for (i) the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Current Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by Section 4.4(f)(3) or (ii) any other arm’s-length adjustment formula that the Board of Directors may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 4.4(f)(4), the Current Market Price per share shall be the fair market value of the Common Stock as reasonably and in good faith determined by the Board of Directors.

(5) Securities. For the purpose of this Section 4.4, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing these Articles of Amendment or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Common Stock issuable upon conversion of the Series D Preferred Stock and the Conversion Price shall have been made pursuant to Section 4.4(f)(3) any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case me be) as if (i) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Series D Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 4.4(f)

following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(7) Miscellaneous

(A) All calculations under this Section 4.4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(B) No adjustment in the Series D Conversion Prices need be made if such adjustment would result in a change in such Series D Conversion Price of less than $0.01. Any adjustment of less than $0.01, which is not made, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Series D Conversion Price.

(C) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series D Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) Good Faith. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 4.4(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series D Conversion Price pursuant to Section 4.4(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series D Preferred Stock a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Series D Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Series D Preferred Stock.

4.5. Voting Rights.

(a) General Voting Rights. Except as otherwise required by applicable law or the Articles of Incorporation, each holder of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and shall vote as a series where required by law or as provided below. Fractional voting shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition to any rights granted to a holder of shares of Series D Preferred Stock pursuant to the Series D Certificate, shares of Series D Preferred Stock shall be entitled to vote as a class or series, separate and apart from any other series of

Preferred Stock or any holders of shares of Common Stock, on any matter as to which class voting (or series voting, as applicable) is required under applicable law. Notwithstanding anything in this Section 4 to the contrary, solely for purposes of determining the number of shares of Common Stock into which each share of Series D Preferred Stock could then be converted for purposes of determining voting rights under this Section 4.5(a), the Conversion Price shall initially be the greater of (i) $1.15 or (ii) the closing bid price of the Common Stock on the Nasdaq SmallCap Market on the trading day immediately prior to the date that the share of Series D Preferred Stock is issued, as such value may be adjusted pursuant to Section 4.4(f).

(b) Protective Provisions. So long as at least 25% of the originally issued shares of Series D Preferred Stock (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations, and the like) are outstanding as a single class, and except as otherwise mandated by applicable law or the terms of the Articles of Incorporation, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the then outstanding Series D Preferred Stock, voting as a class:

(1) take any action (by reclassification, merger, consolidation, reorganization, or otherwise) that adversely affects the rights, preferences, and privileges of the holders of the Series D Preferred Stock;

(2) amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation and/or the Articles of Amendment (whether by reclassification, merger, consolidation, reorganization, or otherwise) or bylaws of the Corporation to change the rights, powers, or preferences of the Series D Preferred Stock;

(3) declare or pay dividends on shares of Common Stock or Preferred Stock that is junior to the Series D Preferred Stock, except as provided in Section 4.2 and except with respect to the Series R Preferred Stock;

(4) create any new series or class of Preferred Stock or other security having a preference or priority as to dividends or upon liquidation senior or pari passu with that of the Series D Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(5) reclassify any class or series of Preferred Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series D Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(6) apply any of its assets to the redemption or acquisition of shares of Common Stock or Preferred Stock, which is redeemable by its terms, junior to the Series D Preferred Stock, except pursuant to any agreement granting the Corporation a right of first refusal or similar rights, and except in connection with purchases at fair market value from employees, advisors, officers, directors, consultants, and service providers of the Corporation upon termination of employment or service;

(7) increase or decrease the number of authorized shares of any series of Preferred Stock or Common Stock of the Corporation;

(8) agree to an Acquisition or Asset Transfer;

(9) materially change the nature of the Corporation’s business; or

(10) liquidate, dissolve, or wind up the affairs of the Corporation.

4.6. Miscellaneous.

(a) Transfer and Documentary Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series D

Preferred Stock or shares of Common Stock or other securities issued on account of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series D Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Delivery of Certificates. In the event that the holder of shares of Series D Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series D Preferred Stock.

(c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series D Preferred Stock.

(d) Conversion Agents. The Corporation may appoint, and from time to time may replace, a conversion agent for the Series D Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series D Preferred Stock.

(e) Transfer of Stock. The Series D Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series D Preferred Stock.

Section 5.1 Designation and Amount.

(a) Designation. The shares of such series shall be designated as “Series E Convertible Preferred Stock,” no par value (hereinafter referred to as “Series E Preferred”), and the number of shares constituting all of the Series E Preferred shall be 4,000,000 shares. Any shares of Series E Preferred Stock that are redeemed by the Corporation and retired and any shares of Series E Preferred Stock that are converted in accordance with Section 5.4 shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series E Preferred Stock.

(b) Stated Value. Each share of Series E Preferred Stock shall have a stated value equal to $1.37 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) (the “Series E Stated Value”).

5.2. Dividends. Subject to the rights of any series of Preferred Stock hereafter authorized, issued or outstanding, and subject to Section 5.3(a) below, the holders of shares of Series E Preferred stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on the Series D Preferred Stock or Common Stock during any fiscal year, at the per annum rate of 8% of the Series E Stated Value, compounded annually, during the two years following the initial issuance of shares of Series E Preferred Stock, and following such two year period such dividends shall terminate; provided, however, that any such dividend shall accrue and be payable, subject to Section 5.3(a) hereof, only in additional shares of Series E Preferred Stock (the “PIK Dividends”), each share of which shall be valued at the Series E Stated Value, and such additional shares shall be entitled to all rights and privileges of the Series E Preferred Stock; provided, further, that such dividends shall only be paid in connection with (though prior to) a Liquidation under Section 5.3 (or a transaction that shall constitute a Liquidation as provided in Section 5.3(c)) or conversion of the Series E Preferred Stock pursuant to

Section 5.4. Dividends accrued and payable under this Section 5.2 and the value of each such share received shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series E Preferred Stock. The holder of each share of Series E Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of Common Stock, as if the Series E Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 5.4 hereof immediately prior to the record date with respect to such dividend, when, as, and if declared by the Board of Directors of the Corporation out of funds legally available for declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of the Common Stock of the Corporation.

The Corporation shall at all times take all actions as are reasonably necessary to ensure that a sufficient number of shares of Series E Preferred Stock are authorized and reserved for issuance to satisfy all stock dividends to be accrued or paid pursuant to the first paragraph of this Section 5.2.

5.3. Liquidation Preference.

(a) Preferences. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a “Liquidation”), subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders (if any), before any payment shall be made in respect of the Common Stock, the Series D Preferred Stock or any other series of Preferred Stock or other equity securities of the Corporation with rights junior to the Series E Preferred Stock with respect to liquidation preference, and pro rata based on the respective liquidation preferences with holders of Preferred Stock with a liquidation preference pari passu with the Series E Preferred Stock, an amount per share of Series E Preferred Stock equal to the Series E Stated Value, plus all accrued but unpaid dividends thereon to the date fixed for distribution, including specifically and without limitation, the PIK Dividends to the extent not previously issued (the “Series E Liquidation Preference”). The Corporation may, with the prior written consent of the holders of a majority of the Series E Preferred Stock then outstanding, prior to a Liquidation, declare for payment and pay in cash all dividends with respect to the Series E Preferred Stock that are accrued and unpaid as of immediately prior to the Liquidation, provided that there are assets of the Corporation legally available therefor (the “Cash Alternative”). For the avoidance of doubt and notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, holders of Series E Preferred Stock have the right to convert pursuant to the terms of Section 5.4 below all or any portion of such Series E Preferred Stock (including any shares of Series E Preferred Stock paid as dividends) into shares of Common Stock prior to any Liquidation.

If upon, liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series E Preferred Stock the full amount to which they shall be entitled pursuant to this Section 5.3(a), then all the assets so available for distribution to the Corporation’s shareholders shall be distributed ratably first to the holders of the Series E Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section 5.3(a).

(b) Remaining Assets. Upon completion of the distributions required by Section 5.3(a) and by Section 4.3(a) with respect to the Series D Preferred Stock, and subject to any other distributions that may be required with respect to any other series of Preferred Stock hereafter authorized, issued, or outstanding, the remaining assets and funds of the Corporation available for distribution to its shareholders, if any, shall be distributed among the holders of the holders of Common Stock.

(c) Deemed Liquidation. For purposes of this Section 5.3, a Liquidation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of more than 50% of the outstanding voting power of the Corporation (an “Acquisition”); or (b) a sale, lease, or other transfer of all or substantially all of the assets of the Corporation (an “Asset Transfer”); provided, however, that if the outstanding shares of Series E Preferred Stock (excluding accrued but unpaid dividends) in the aggregate represent more than 50% of the voting power of the Corporation, a transfer or sale of more than 50% of the outstanding voting power of the Corporation involving solely a transfer or sale of Series E Preferred Stock shall not be considered to be an Acquisition for the purposes of this Section and shall not result in a deemed Liquidation. The occurrence of an Acquisition or Asset Transfer shall entitle the holders of Series E Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 5.3(d) below) the respective amounts as specified in Section 5.3(a) in liquidation and redemption of their Series E Preferred Stock, unless the holders of a majority of the outstanding shares of Series E Preferred Stock, voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a Liquidation.

(d) Valuation of Non-Cash Assets. Whenever the distribution provided for in this Section 5.3 shall be payable in securities or property other than cash, its value will be determined as follows:

(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by (2) below:

(A) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Series E Preferred Stock (excluding accrued but unpaid dividends).

(e) Liquidation Notice. The Corporation shall give written notice to each holder of record of Series E Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation of any proposed transaction described in Section 5.3(c) that would constitute a Liquidation not later than 20 days prior to the shareholders’ meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the proposed transaction and the provisions of this Section 5.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first written notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Series E Preferred Stock (excluding accrued but unpaid dividends). Prior to the closing of a transaction described in Section 5.3(c) that would constitute a Liquidation, the Corporation shall issue all PIK Dividends unless the Cash Alternative is approved pursuant to Section 5.3(a) and shall either (a) make all cash distributions that the Corporation is required to make to the holders of Series E Preferred Stock, pursuant to this Section 5.3(a), (b) set aside sufficient funds from which the cash distributions to the holders of Series E Preferred Stock, can be made, or (c) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from an Acquisition or Asset Transfer will be used to make the liquidating payments to the holders of Series E Preferred Stock immediately after the consummation of such transaction.

5.4. Conversion.

(a) Right to Convert. Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (as hereinafter defined) then in effect by the number of shares of Series E Preferred Stock being converted. In connection with any conversion of shares of Series E Preferred Stock pursuant to this Section 5.4(a), the holder of the shares being converted may elect to convert all PIK Dividends accrued (but not issued). The “Conversion Rate” in effect at any time for conversion of the Series E Preferred Stock shall be the quotient obtained by dividing (a) the Series E Stated Value by (b) the Conversion Price. The “Conversion Price” shall initially be $1.37. The Conversion Price shall be adjusted from time to time in accordance with Section 5.4(f).

(b) Exercise of Conversion Right. Each holder of Series E Preferred Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to Section 5.4(a) shall surrender the certificate or certificates representing the shares of Series E Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, the offices of the transfer agent for the Series E Preferred Stock, or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series E Preferred Stock by the Corporation or the transfer agent for the Series E Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series E Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing a share or shares of Series E Preferred Stock for conversion pursuant to Section 5.4(a), the Corporation shall, within five (5) business days of such surrender, issue, and send (with receipt to be acknowledged) to or upon the written order of such holder, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid, and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion and cash with respect to any fractional interest in a share of Common Stock as provided in Section 5.4(d). In the event that there shall have been surrendered a certificate or certificates representing shares of Series E Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a new certificate or certificates representing the number of shares of Series E Preferred Stock which shall not have been converted. Upon the occurrence of any automatic conversion of the outstanding Series E Preferred Stock, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series E Preferred Stock, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series E Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section 5.4(d).

(c) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock pursuant to Section 5.4(a) shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series E Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in these Articles of Amendment. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All accrued and unpaid dividends on shares of Series E Preferred Stock surrendered for conversion shall be paid in full as of the effective date of conversion (other than the PIK Dividends, the treatment of which is provided for in Section 5.4(a)). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series E Preferred Stock shall not be deemed to have converted such Series E Preferred Stock until immediately prior to the closing of such sale of securities.

(d) No Fractional Shares. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series E Preferred Stock, but in lieu thereof shall pay to the holder converting such Series E Preferred Stock an amount of cash based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined.

(e) Common Stock Available. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series E Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the conversion of all the shares of Series E Preferred Stock then outstanding and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series E Preferred Stock, in addition to such other remedies as shall be available to the holders of Series E Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

(f) Anti-dilution Adjustments.

(1) Reorganizations, Mergers, Consolidations, Acquisitions, and Asset Transfers. If, prior to the conversion of all of the Series E Preferred Stock (including the PIK Dividends), there shall be (i) any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, (ii) any dividend or other distribution of cash, other assets, or of notes or other indebtedness of the Corporation (in each case other than the PIK Dividends, regular cash dividends and other than as provided in Section 5.4(f)(2) below in which the holders of Series E Preferred Stock are otherwise entitled to share, as provided herein), any other securities of the Corporation (except Common Stock), or Rights (as hereinafter defined) to the holders of its Common Stock, or (iii) any Acquisition or Asset Transfer that does not constitute a Liquidation pursuant to Section 5.3(c) hereof, then the holders of Series E Preferred Stock shall thereafter have the right to receive upon conversion of Series E Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such cash, stock, securities, Rights, and/or other assets that the holder would have been entitled to receive in such transaction had the Series E Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series E Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Corporation (except Common Stock and Rights included in Section 5.4(f)(3) below) to the holders of its Common Stock where the nature of that security is such that the adjustment provisions in this Section 5.4(f)(1) would not properly grant to the holder of Series E Preferred Stock rights intended to be granted hereby, then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price (as hereinafter defined) on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities distributed by the Corporation and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series E Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 5.4(f)(1).

The Corporation shall not effect any transaction described in this Section 5.4(f)(1) unless (i) it first gives at least 20 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, distribution, Acquisition, Asset Transfer, or other similar event (during which time the holders of the Series E Preferred Stock shall be entitled to convert their Series E Preferred Stock into shares of Common Stock to the extent permitted hereby), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section 5.4(f)(1).

(2) Adjustment for Stock Splits, Dividends, and Combinations. If at any time or from time to time after the date of the first issuance of Series E Preferred Stock, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock that are not distributed to the holders of Series E Preferred Stock (“Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

(3) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options, or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Series E Preferred Stock (any such rights, options, warrants, or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest) at a subscription offering, exercise, or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the Current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date of issuance or grant of such Rights plus the number of shares that the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on the record date, and the denominator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise or conversion of the Rights. Such adjustments shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in respect of the offering, upon exercise or conversion thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(4) Computations. For the purpose of any computation under this Section 5.4(f), the “Current Market Price” per share of Common Stock at any date shall mean the average of the closing price of the Common Stock on all securities exchanges (including the NASDAQ Stock Market) on which it may at the time be listed, or, if there have been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 p.m., New York time, or if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, Pink Sheets LLC, or any similar successor organization, in each case for (i) the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Current Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by Section 5.4(f), or (ii) if the Common Stock is not listed on a securities exchange, any other arm’s length adjustment formula that the Board of Directors may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 5.4(f)(4), the Current Market Price per share shall be the fair market value of the Common Stock as reasonably and in good faith determined by the Board of Directors.

(5) Securities. For the purpose of this Section 5.4, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing these Articles of Amendment or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Common Stock issuable upon conversion of the Series E Preferred Stock and the Conversion Price shall have been made pursuant to this Section 5.4(f) any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Series E Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case me be) as if (i) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Series E Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 5.4(f) following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(7) Miscellaneous.

(A) All calculations under this Section 5.4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(B) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01, which is not made, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

(C) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) Good Faith. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 5.4(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against impairment.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 5.4(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series E Preferred Stock a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Series E Preferred Stock.

5.5. Voting Rights.

(a) General Voting Rights. Except as otherwise required by applicable law or the Articles of Incorporation, each holder of Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which Series E Preferred Stock could then be converted (excluding any PIK Dividends), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and shall vote as a series where required by law or as provided below. Fractional voting shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition to any rights granted to a holder of shares of Series E Preferred Stock pursuant to this Section 5, shares of Series E Preferred Stock shall be entitled to vote as a class or series, separate and apart from any other series of Preferred Stock or any holders of shares of Common Stock, on any matter as to which class voting (or series voting, as applicable) is required under applicable law. Notwithstanding anything in this Section 5 to the contrary, solely for purposes of determining the number of shares of Common Stock into which each share of Series E Preferred Stock could then be converted for purposes of determining voting rights under this Section 5.5(a), the Conversion Price shall initially be the greater of (i) $1.37 or (ii) the closing bid price of the Common Stock on the Nasdaq SmallCap Market on the trading day immediately prior to the date that the share of Series E Preferred Stock is issued, as such value may be adjusted pursuant to Section 5.4(f).

(b) Protective Provisions. So long as any of the originally issued shares of Series E Preferred Stock (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations, and the like and excluding PIK Dividends) are outstanding as a single class, and except as otherwise mandated by applicable law or the terms of the Articles of Incorporation, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the then outstanding Series E Preferred Stock, voting as a class:

(1) take any action (by reclassification, merger, consolidation, reorganization, or otherwise) that adversely affects the rights, preferences, and privileges of the holders of the Series E Preferred Stock;

(2) amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation and/or the Articles of Amendment (whether by reclassification, merger, consolidation, reorganization, or otherwise) or bylaws of the Corporation;

(3) declare or pay dividends on shares of Common Stock or Preferred Stock that is junior to the Series E Preferred Stock;

(4) create any new series or class of Preferred Stock or other security having a preference or priority as to dividends or upon liquidation senior to or pari passu with that of the Series E Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(5) reclassify any class or series of Preferred Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series E Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(6) apply any of its assets to the redemption or acquisition of shares of Common Stock or Preferred Stock, except pursuant to any agreement granting the Corporation a right of first refusal or similar rights, and except in connection with purchases at fair market value from employees, advisors, officers, directors, consultants, and service providers of the Corporation upon termination of employment or service;

(7) increase or decrease the number of authorized shares of any series of Preferred Stock or Common Stock of the Corporation;

(8) agree to an Acquisition or Asset Transfer;

(9) materially change the nature of the Corporation’s business; or

(10) liquidate, dissolve, or windup the affairs of the Corporation.

5.6. Miscellaneous.

(a) Transfer and Documentary Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series E Preferred Stock or shares of Common Stock or other securities issued on account of Series E Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series E Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series E Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Delivery of Certificates. In the event that the holder of shares of Series E Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series E Preferred Stock.

(c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series E Preferred Stock.

(d) Conversion Agents. The Corporation may appoint, and from time to time may replace, a conversion agent for the Series E Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series E Preferred Stock.

(e) Transfer of Stock. The Series E Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series E Preferred Stock.”

Section 6. Additional Preferred Stock. This Section 6 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

6.1 Designation and Amount.

(a) Designation. The shares of such series shall be designated as “Series F Convertible Preferred Stock,” no par value (hereinafter referred to as “Series F Preferred”), and the number of shares constituting all of the Series F Preferred shall be 9,645 shares. Any shares of Series F Preferred Stock that are redeemed by the Corporation and retired and any shares of Series F Preferred Stock that are converted in accordance with Section 6.4 shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series F Preferred Stock.

(b) Stated Value. Each share of Series F Preferred Stock shall have a stated value equal to $75.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) (the “Series F Stated Value”).

6.2. Dividends. Subject to the rights of any series of Preferred Stock hereafter authorized, issued or outstanding, and subject to Section 6.3(a) below, the holders of shares of Series F Preferred stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on the Series D Preferred Stock or Common Stock during any fiscal year and pari passu with any dividend on the Series E Preferred Stock during any fiscal year, at the per annum rate of 8% of the Series F Stated Value, compounded annually, during the two years following the initial issuance of shares of Series F Preferred Stock, and following such two year period such dividends shall terminate; provided, however, that any such dividend shall accrue and be payable, subject to Section 6.3(a) hereof, only in additional shares of Series F Preferred Stock (the “Series F PIK Dividends”), each share of which shall be valued at the Series F Stated Value, and such additional shares shall be entitled to all rights and privileges of the Series F Preferred Stock; provided, further, that such dividends shall only be paid in connection with (though prior to) a Liquidation under Section 6.3 (or a transaction that shall constitute a Liquidation as provided in Section 6.3(c)) or conversion of the Series F Preferred Stock pursuant to Section 6.4. Dividends accrued and payable under this Section 6.2 and the value of each such share received shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series F Preferred Stock. The holder of each share of Series F Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of Common Stock, as if the Series F Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 6.4 hereof immediately prior to the record date with respect to such dividend, when, as, and if declared by the Board of Directors of the Corporation out of funds legally available for declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of the Common Stock of the Corporation.

The Corporation shall at all times take all actions as are reasonably necessary to ensure that a sufficient number of shares of Series F Preferred Stock are authorized and reserved for issuance to satisfy all stock dividends to be accrued or paid pursuant to the first paragraph of this Section 6.2.

6.3. Liquidation Preference.

(a) Preferences. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a “Liquidation”), subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series F Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders (if any), before any payment shall be made in respect of the Common Stock, the Series D Preferred Stock, the Series E Preferred Stock or any other series of Preferred Stock or other equity securities of the Corporation with rights junior to the Series F Preferred Stock with respect to liquidation preference, and pro rata based on the respective liquidation preferences with holders of Preferred Stock with a liquidation preference pari passu with the Series F Preferred Stock, an amount per share of Series F Preferred Stock equal to the Series F Stated Value, plus all accrued but unpaid dividends thereon to the date fixed for distribution, including specifically and without limitation, the Series F PIK Dividends to the extent not previously issued (the “Series F Liquidation Preference”). The Corporation may, with the prior written consent of the holders of a majority of the Series F Preferred Stock then outstanding, prior to a Liquidation, declare for payment and pay in cash all dividends with respect to the Series F Preferred Stock that are accrued and unpaid as of immediately prior to the Liquidation, provided that there are assets of the Corporation legally available therefor (the “Cash Alternative”). For the avoidance of doubt and notwithstanding anything in this Section 6.2 or Section 6.3 to the contrary, holders of Series F Preferred Stock have the right to convert pursuant to the terms of Section 6.4 below all or any portion of such Series F Preferred Stock (including any shares of Series F Preferred Stock paid as dividends) into shares of Common Stock prior to any Liquidation.

If upon, liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series F Preferred Stock the full amount to which they shall be entitled pursuant to this Section 6.3(a), then all the assets so available for distribution to the Corporation’s shareholders shall be distributed ratably first to the holders of the Series F Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section 6.3(a).

(b) Remaining Assets. Upon completion of the distributions required by Section 6.3(a), by Section 5.3(a) with respect to the Series E Preferred Stock and by Section 4.3(a) with respect to the Series D Preferred Stock, and subject to any other distributions that may be required with respect to any other series of Preferred Stock hereafter authorized, issued, or outstanding, the remaining assets and funds of the Corporation available for distribution to its shareholders, if any, shall be distributed among the holders of the holders of Common Stock.

(c) Deemed Liquidation. For purposes of this Section 6.3, a Liquidation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of more than 50% of the outstanding voting power of the Corporation (an “Acquisition”); or (b) a sale, lease, or other transfer of all or substantially all of the assets of the Corporation (an “Asset Transfer”); provided, however, that if the outstanding shares of Series F Preferred Stock (excluding accrued but unpaid dividends) in the aggregate represent more than 50% of the voting power of the Corporation, a transfer or sale of more than 50% of the outstanding voting power of the Corporation involving solely a transfer or sale of Series F Preferred Stock shall not be considered to be an Acquisition for the purposes of this Section and shall not result in a deemed Liquidation. The occurrence of an Acquisition or Asset Transfer shall entitle the holders of Series F Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 6.3(d) below) the respective amounts as specified in Section 6.3(a) in liquidation and redemption of their Series F Preferred Stock, unless the holders of a majority of the outstanding shares of Series F Preferred Stock, voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a Liquidation.

(d) Valuation of Non-Cash Assets. Whenever the distribution provided for in this Section 6.3 shall be payable in securities or property other than cash, its value will be determined as follows:

(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by (2) below:

(A) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Series F Preferred Stock (excluding accrued but unpaid dividends).

(e) Liquidation Notice. The Corporation shall give written notice to each holder of record of Series F Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation of any proposed transaction described in Section 6.3(c) that would constitute a Liquidation not later than 20 days prior to the shareholders’ meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the proposed transaction and the provisions of this Section 6.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first written notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Series F Preferred Stock (excluding accrued but unpaid dividends). Prior to the closing of a transaction described in Section 6.3(c) that would constitute a Liquidation, the Corporation shall issue all Series F PIK Dividends unless the Cash Alternative is approved pursuant to Section 6.3(a) and shall either (a) make all cash distributions that the Corporation is required to make to the holders of Series F Preferred Stock, pursuant to this Section 6.3(a), (b) set aside sufficient funds from which the cash distributions to the holders of Series F Preferred Stock, can be made, or (c) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from an Acquisition or Asset Transfer will be used to make the liquidating payments to the holders of Series F Preferred Stock immediately after the consummation of such transaction.

6.4. Conversion.

(a) Right to Convert. Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (as hereinafter defined) then in effect by the number of shares of Series F Preferred Stock being converted. In connection with any conversion of shares of Series F Preferred Stock pursuant to this Section 6.4(a), the holder of the shares being converted may elect to convert all Series F PIK Dividends accrued (but not issued). The “Conversion Rate” in effect at any time for conversion of the Series F Preferred Stock shall be the quotient obtained by dividing (a) the Series F Stated Value by (b) the Conversion Price. The “Conversion Price” shall initially be $0.75. The Conversion Price shall be adjusted from time to time in accordance with Section 6.4(f).

(b) Exercise of Conversion Right. Each holder of Series F Preferred Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to Section 6.4(a) shall surrender the certificate or certificates representing the shares of Series F Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, the offices of the transfer agent for the Series F Preferred Stock, or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series F Preferred Stock by the Corporation or the transfer agent for the Series F Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series F Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing a share or shares of Series F Preferred Stock for conversion pursuant to Section 6.4(a), the Corporation shall, within five (5) business days of such surrender, issue, and send (with receipt to be acknowledged) to or upon the written order of such holder, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid, and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion and cash with respect to any fractional interest in a share of Common Stock as provided in Section 6.4(d). In the event that there shall have been surrendered a certificate or certificates representing shares of Series F Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a new certificate or certificates representing the number of shares of Series F Preferred Stock which shall not have been converted. Upon the occurrence of any automatic conversion of the outstanding Series F Preferred Stock, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series F Preferred Stock, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series F Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section 6.4(d).

(c) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock pursuant to Section 6.4(a) shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series F Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in these Articles of Amendment. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All accrued and unpaid dividends on shares of Series F Preferred Stock surrendered for conversion shall be paid in full as of the effective date of conversion (other than the Series F PIK Dividends, the treatment of which is provided for in Section 6.4(a)). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Series F Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series F Preferred Stock shall not be deemed to have converted such Series F Preferred Stock until immediately prior to the closing of such sale of securities.

(d) No Fractional Shares. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series F Preferred Stock, but in lieu thereof shall pay to the holder converting such Series F Preferred Stock an amount of cash based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined.

(e) Common Stock Available. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series F Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the conversion of all the shares of Series F Preferred Stock then outstanding and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series F Preferred Stock, in addition to such other remedies as shall be available to the holders of Series F Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

(f) Anti-dilution Adjustments.

(1) Reorganizations, Mergers, Consolidations, Acquisitions, and Asset Transfers. If, prior to the conversion of all of the Series F Preferred Stock (including the Series F PIK Dividends), there shall be (i) any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, (ii) any dividend or other distribution of cash, other assets, or of notes or other indebtedness of the Corporation (in each case other than the Series F PIK Dividends, regular cash dividends and other than as provided in Section 6.4(f)(2) below in which the holders of Series F Preferred Stock are otherwise entitled to share, as provided herein), any other securities of the Corporation (except Common Stock), or Rights (as hereinafter defined) to the holders of its Common Stock, or (iii) any Acquisition or Asset Transfer that does not constitute a Liquidation pursuant to Section 6.3(c) hereof, then the holders of Series F Preferred Stock shall thereafter have the right to receive upon conversion of Series F Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such cash, stock, securities, Rights, and/or other assets that the holder would have been entitled to receive in such transaction had the Series F Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series F Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series F Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Corporation (except Common Stock and Rights included in Section 6.4(f)(3) below) to the holders of its Common Stock where the nature of that security is such that the adjustment provisions in this Section 6.4(f)(1) would not properly grant to the holder of Series F Preferred Stock rights intended to be granted hereby, then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price (as hereinafter defined) on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities distributed by the Corporation and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution. The subdivision or combination of shares of Common Stock issuable upon conversion of shares of Series F Preferred Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this Section 6.4(f)(1).

The Corporation shall not effect any transaction described in this Section 6.4(f)(1) unless (i) it first gives at least 20 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, distribution, Acquisition, Asset Transfer, or other similar event (during which time the holders of the Series F Preferred Stock shall be entitled to convert their Series F Preferred Stock into shares of Common Stock to the extent permitted hereby), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section 6.4(f)(1).

(2) Adjustment for Stock Splits, Dividends, and Combinations. If at any time or from time to time after the date of the first issuance of Series F Preferred Stock, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock that are not distributed to the holders of Series F Preferred Stock (“Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series F Preferred Stock shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

(3) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options, or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Series F Preferred Stock (any such rights, options, warrants, or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest) at a subscription offering, exercise, or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the Current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date of issuance or grant of such Rights plus the number of shares that the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on the record date, and the denominator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise or conversion of the Rights. Such adjustments shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in respect of the offering, upon exercise or conversion thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(4) Computations. For the purpose of any computation under this Section 6.4(f), the “Current Market Price” per share of Common Stock at any date shall mean the average of the closing price of the Common Stock on all securities exchanges (including the NASDAQ Stock Market) on which it may at the time be listed, or, if there have been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 p.m., New York time, or if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, Pink Sheets LLC, or any similar successor organization, in each case for (i) the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Current Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by Section 6.4(f), or (ii) if the Common Stock is not listed on a securities exchange, any other arm’s length adjustment formula that the Board of Directors may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 6.4(f)(4), the Current Market Price per share shall be the fair market value of the Common Stock as reasonably and in good faith determined by the Board of Directors.

(5) Securities. For the purpose of this Section 6.4, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing these Articles of Amendment or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Common Stock issuable upon conversion of the Series F Preferred Stock and the Conversion Price shall have been made pursuant to this Section 6.4(f) any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Series F Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case me be) as if (i) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Series F Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 6.4(f) following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(7) Miscellaneous.

(A) All calculations under this Section 6.4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(B) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01, which is not made, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

(C) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series F Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) Good Faith. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 6.4(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against impairment.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 6.4(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series F Preferred Stock a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Series F Preferred Stock.

6.5 Voting Rights.

(a) General Voting Rights. Except as otherwise required by applicable law or the Articles of Incorporation, each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which Series F Preferred Stock could then be converted (excluding any Series F PIK Dividends), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and shall vote as a series where required by law or as provided below. Fractional voting shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series F Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition to any rights granted to a holder of shares of Series F Preferred Stock pursuant to this Section 6, shares of Series F Preferred Stock shall be entitled to vote as a class or series, separate and apart from any other series of Preferred Stock or any holders of shares of Common Stock, on any matter as to which class voting (or series voting, as applicable) is required under applicable law.

(b) Protective Provisions. So long as any of the originally issued shares of Series F Preferred Stock (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations, and the like and excluding Series F PIK Dividends) are outstanding as a single class, and except as otherwise mandated by applicable law or the terms of the Articles of Incorporation, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the then outstanding Series F Preferred Stock, voting as a class:

(1) take any action (by reclassification, merger, consolidation, reorganization, or otherwise) that adversely affects the rights, preferences, and privileges of the holders of the Series F Preferred Stock;

(2) amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation and/or the Articles of Amendment (whether by reclassification, merger, consolidation, reorganization, or otherwise) or bylaws of the Corporation;

(3) declare or pay dividends on shares of Common Stock or Preferred Stock that is junior to the Series F Preferred Stock;

(4) create any new series or class of Preferred Stock or other security having a preference or priority as to dividends or upon liquidation senior to or pari passu with that of the Series F Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(5) reclassify any class or series of Preferred Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series F Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(6) apply any of its assets to the redemption or acquisition of shares of Common Stock or Preferred Stock, except pursuant to any agreement granting the Corporation a right of first refusal or similar rights, and except in connection with purchases at fair market value from employees, advisors, officers, directors, consultants, and service providers of the Corporation upon termination of employment or service;

(7) increase or decrease the number of authorized shares of any series of Preferred Stock or Common Stock of the Corporation;

(8) agree to an Acquisition or Asset Transfer;

(9) materially change the nature of the Corporation’s business; or

(10) liquidate, dissolve, or windup the affairs of the Corporation.

6.6. Miscellaneous.

(a) Transfer and Documentary Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series F Preferred Stock or shares of Common Stock or other securities issued on account of Series F Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series F Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series F Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Delivery of Certificates. In the event that the holder of shares of Series F Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series F Preferred Stock.

(c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series F Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series F Preferred Stock.

(d) Conversion Agents. The Corporation may appoint, and from time to time may replace, a conversion agent for the Series F Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series F Preferred Stock.

(e) Transfer of Stock. The Series F Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series F Preferred Stock.

Section 7. Additional Preferred Stock. This Section 7 sets forth the designation, preferences, limitations and relative rights of a series of Preferred Stock of the corporation as determined by the board of directors of the corporation pursuant to its authority under Oregon Revised Statutes 60.134 and Section 2 of Article IV of these Articles of Incorporation.

7.1 Designation and Amount.

(a) Designation. The shares of such series shall be designated as “Series G Convertible Preferred Stock,” no par value (hereinafter referred to as “Series G Preferred”), and the number of shares constituting all of the Series G Preferred shall be 184,615 shares. Any shares of Series G Preferred Stock that are redeemed by the Corporation and retired and any shares of Series G Preferred Stock that are converted in accordance with Section 7.4 shall be restored to the status of authorized, unissued, and undesignated shares of the Corporation’s class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series G Preferred Stock.

(b) Stated Value. Each share of Series G Preferred Stock shall have a stated value equal to $13.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) (the “Series G Stated Value”).

7.2 Dividends. Subject to the rights of any series of Preferred Stock hereafter authorized, issued or outstanding, and subject to Section 7.3(a) below, the holders of shares of Series G Preferred Stock shall receive cumulative dividends, pro rata among such holders, prior to and in preference to any dividend on Common Stock and on all outstanding series of Preferred Stock (Series A, Series B, Series C, Series D, Series E, Series F and Series R) at the per annum rate of 8% of the Series G Stated Value, payable in the sole discretion of the Board of Directors of the Corporation in cash or in additional shares of Series G Preferred Stock (the “Series G PIK Dividends”), each share of which shall be valued at the Series G Stated Value, and such additional shares shall be entitled to all rights and privileges of the Series G Preferred Stock. Dividends accrued and payable under this Section 7.2 and the value of each such share received shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, recapitalization, reclassification or other similar event involving a change in the Series G Preferred Stock. The holder of each share of Series G Preferred Stock shall be entitled to receive, pro rata among such holders and on a pari passu basis with the holders of Common Stock, as if the Series G Preferred Stock had been converted into Common Stock pursuant to the provisions of Section 7.4 hereof immediately prior to the record date with respect to such dividend, when, as, and if declared by the Board of Directors of the Corporation out of funds legally available for declaration and payment of dividends, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of the Common Stock of the Corporation, in addition to the dividends payable pursuant to the first sentence of Section 7.2. To the extent that the holders of shares of Series G Preferred Stock receive dividends in the form of Series G PIK Dividends, then all other series of Preferred Stock for which dividends are declared, must similarly receive dividends in kind and not in cash, unless a majority of the holders of the Series G Preferred Stock consent to a cash dividend payment.

The Corporation shall at all times take all actions as are reasonably necessary to ensure that a sufficient number of shares of Series G Preferred Stock are authorized and reserved for issuance to satisfy all stock dividends to be accrued or paid pursuant to the first paragraph of this Section 7.2. If the Corporation shall fail to declare or pay a dividend on the Series G Preferred Stock by the 90th day following each anniversary of the date the Series G Preferred Stock was first issued for the preceding twelve-month period, dividends on each share of Series G Preferred Stock shall thereupon begin to accrue at the per annum rate of 10% of the Series G Stated Value, payable in cash or in additional shares of Series G Preferred Stock, as determined by the Board of Directors of the Corporation in its sole discretion. At such time as the Corporation cures all failures to declare or pay dividends on the Series G Preferred Stock and all accrued and unpaid dividends are paid, the dividend rate for the Series G Preferred Stock shall return to the 8% per annum rate.

7.3 Liquidation Preference.

(a) Preferences. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (a “Liquidation”), subject to the rights of any series of Preferred Stock hereafter authorized, issued, or outstanding, the holders of Series G Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its shareholders (if any), before any payment shall be made in respect of the Common Stock and any outstanding series of Preferred Stock (Series A, Series B, Series C, Series D, Series E, Series F and Series R) or any other series of Preferred Stock or other equity securities of the Corporation with rights junior to the Series G Preferred Stock with respect to liquidation preference, an amount per share of Series G Preferred Stock equal to the Series G Stated Value, plus all accrued but unpaid dividends thereon to the date fixed for distribution (the “Series G Liquidation Preference”). For the avoidance of doubt and notwithstanding anything in this Section 7.2 or Section 7.3 to the contrary, holders of Series G Preferred Stock have the right to convert pursuant to the terms of Section 7.4 below all or any portion of such Series G Preferred Stock (including any shares of Series G Preferred Stock paid as dividends) into shares of Common Stock prior to any Liquidation.

If upon, liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of Series G Preferred Stock the full amount to which they shall be entitled pursuant to this Section 7.3(a), then all the assets so available for distribution to the Corporation’s shareholders shall be distributed ratably first to the holders of the Series G Preferred Stock in proportion to the aggregate amounts that would be payable to such holders if the assets of the Corporation were sufficient to pay the amount to which they were entitled pursuant to this Section 7.3(a).

(b) Remaining Assets. Upon completion of the distributions required by Section 7.3(a), by Section 6.3(a) with respect to the Series F Preferred Stock, by Section 5.3(a) with respect to the Series E Preferred Stock and by Section 4.3(a) with respect to the Series D Preferred Stock, and subject to any other distributions that may be required with respect to any other series of Preferred Stock hereafter authorized, issued, or outstanding, the remaining assets and funds of the Corporation available for distribution to its shareholders, if any, shall be distributed among the holders of the holders of Common Stock.

(c) Deemed Liquidation. For purposes of this Section 7.3, a Liquidation shall be deemed to be occasioned by, or to include, (a) the acquisition of the Corporation by another person or entity or group of affiliated persons or entities by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) that results in the transfer of more than 50% of the outstanding voting power of the Corporation (an “Acquisition”); or (b) a sale, lease, foreclosure or other transfer of all or substantially all of the assets of the Corporation (an “Asset Transfer”); provided, however, that if the outstanding shares of Series G Preferred Stock (excluding accrued but unpaid dividends) in the aggregate represent more than 50% of the voting power of the Corporation, a transfer or sale of more than 50% of the outstanding voting power of the Corporation involving solely a transfer or sale of Series G Preferred Stock shall not be considered to be an Acquisition for the purposes of this Section and shall not result in a deemed Liquidation. The occurrence of an Acquisition or Asset Transfer shall entitle the holders of Series G Preferred Stock to receive at the closing in cash, securities, or other property (valued as provided in Section 7.3(d) below) the respective amounts as specified in Section 7.3(a) in liquidation and redemption of their Series G Preferred Stock, unless the holders of a majority of the outstanding shares of Series G Preferred Stock, voting separately as a class, affirmatively vote that such transaction shall not be deemed to be a Liquidation.

(d) Valuation of Non-Cash Assets. Whenever the distribution provided for in this Section 7.3 shall be payable in securities or property other than cash, its value will be determined as follows:

(1) Securities not subject to investment letter or other similar restrictions on free marketability covered by (2) below:

(A) If traded on a securities exchange or through the Nasdaq Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three days prior to the closing;

(B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

(C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

(2) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (1)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of not less than a majority of the voting power of all then outstanding shares of Series G Preferred Stock (excluding accrued but unpaid dividends).

(e) Liquidation Notice. The Corporation shall give written notice to each holder of record of Series G Preferred Stock at their respective addresses as the same shall appear on the stock records of the Corporation of any proposed transaction described in Section 7.3(c) that would constitute a Liquidation not later than 20 days prior to the shareholders’ meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the proposed transaction and the provisions of this Section 7.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the Corporation has given the first written notice provided for herein or sooner than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of not less than a majority of the then outstanding Series G Preferred Stock (excluding accrued but unpaid dividends). Prior to the closing of a transaction described in Section 7.3(c) that would constitute a Liquidation (other than a foreclosure), the Corporation shall either (a) make all cash distributions that the Corporation is required to make to the holders of Series G Preferred Stock, pursuant to this Section 7.3(a), (b) set aside sufficient funds from which the cash distributions to the holders of Series G Preferred Stock, can be made, or (c) establish an escrow or other similar arrangement with a third party pursuant to which the proceeds payable to the Corporation from an Acquisition or Asset Transfer will be used to make the liquidating payments to the holders of Series G Preferred Stock immediately after the consummation of such transaction.

7.4 Conversion.

(a) Right to Convert. Each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the issuance of such share, into such number of shares of Common Stock equal to the product obtained by multiplying the Conversion Rate (as hereinafter defined) then in effect by the number of shares of Series G Preferred Stock being converted. The “Conversion Rate” in effect at any time for conversion of the Series G Preferred Stock shall be the quotient obtained by dividing (a) the Series G Stated Value by (b) the Conversion Price. The “Conversion Price” shall initially be $0.13. The Conversion Price shall be adjusted from time to time in accordance with Section 7.4(f).

(b) Exercise of Conversion Right. Each holder of Series G Preferred Stock desiring to convert any or all of such shares into shares of Common Stock pursuant to Section 7.4(a) shall surrender the certificate or certificates representing the shares of Series G Preferred Stock being converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, the offices of the transfer agent for the Series G Preferred Stock, or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series G Preferred Stock by the Corporation or the transfer agent for the Series G Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (a) the number of shares of Series G Preferred Stock to be converted, and (b) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing a share or shares of Series G Preferred Stock for conversion pursuant to Section 7.4(a), the Corporation shall, within five (5) business days of such surrender, issue, and send (with receipt to be acknowledged) to or upon the written order of such holder, at the address designated by such holder, a certificate or certificates for the number of validly issued, fully paid, and non-assessable shares of Common Stock to which such holder shall be entitled upon conversion and cash with respect to any fractional interest in a share of Common Stock as provided in Section 7.4(d). In the event that there shall have been surrendered a certificate or certificates representing shares of Series G Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to or upon the written order of such holder a new certificate or certificates representing the number of shares of Series G Preferred Stock which shall not have been converted. Upon the occurrence of any automatic conversion of the outstanding Series G Preferred Stock, the holders of such stock shall surrender the certificates representing such shares at the principal executive office of Corporation, the offices of the transfer agent for the Series G Preferred Stock, or such other place as may be designated by the Corporation. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in the name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such Series G Preferred Stock was convertible on the date on which such automatic conversion occurred and cash in respect of any fraction of a share as provided in Section 7.4(d).

(c) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock pursuant to Section 7.4(a) shall be effective as of the earlier of (a) the delivery to such holder of the certificates representing the shares of Common Stock issued upon conversion thereof, or (b) immediately prior to the close of business on the day of surrender of the certificate or certificates for the shares of Series G Preferred Stock to be converted, duly assigned or endorsed for conversion (or accompanied by duly executed stock powers relating thereto) as provided in these Articles of Amendment. On and after the effective day of the conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock. All accrued and unpaid dividends on shares of Series G Preferred Stock surrendered for conversion shall be paid in full as of the effective date of conversion (in cash or in Series G PIK Dividends). If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act the conversion may, at the option of any holder tendering Series G Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series G Preferred Stock shall not be deemed to have converted such Series G Preferred Stock until immediately prior to the closing of such sale of securities.

(d) No Fractional Shares. The Corporation shall not be obligated to issue and deliver any fractional share of Common Stock upon any conversion of shares of Series G Preferred Stock, but in lieu thereof shall pay to the holder converting such Series G Preferred Stock an amount of cash based on the fair value of a share of Common Stock as of the time when those entitled to receive those fractions are determined.

(e) Common Stock Available. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series G Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series G Preferred Stock, in addition to such other remedies as shall be available to the holders of Series G Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of Incorporation.

(f) Anti-dilution Adjustments.

(1) Reorganizations, Mergers, Consolidations, Acquisitions, and Asset Transfers. If, prior to the conversion of all of the Series G Preferred Stock there shall be (i) any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Corporation or another entity, (ii) any dividend or other distribution of cash, other assets, or of notes or other indebtedness of the Corporation (other than regular cash dividends in which holders of Series G Preferred Stock are otherwise entitled to share, as provided herein, and other than as provided in Section 7.4(f)(2) below), any other securities of the Corporation (except Common Stock) or Rights (as hereinafter defined) to the holders of its Common Stock, or (iii) any Acquisition or Asset Transfer that does not constitute a Liquidation pursuant to Section 7.3(c) hereof, then the holders of Series G Preferred Stock shall thereafter have the right to receive upon conversion of Series G Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of shares of Common Stock, immediately theretofore issuable upon conversion, such cash, stock, securities, Rights, and/or other assets that the holder would have been entitled to receive in such transaction had the Series G Preferred Stock been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Series G Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Conversion Rate and the number of shares issuable upon conversion of the Series G Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the conversion thereof. In case of any distribution of any security (including rights or warrants to subscribe for any such securities) of the Corporation (except Common Stock and Rights included in Section 7.4(f)(3) below) to the holders of its Common Stock where the nature of that security is such that the adjustment provisions in this Section 7.4(f)(1) would not properly grant to the holder of Series G Preferred Stock rights intended to be granted hereby, then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction the numerator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price (as hereinafter defined) on the record date mentioned below, less the fair market value (as determined in good faith by the Board of Directors) of the securities distributed by the Corporation and the denominator of which shall be the total number of outstanding shares of Common Stock multiplied by the Current Market Price; such adjustment shall become effective as of the record date for the determination of shareholders entitled to receive such distribution.

The Corporation shall not effect any transaction described in this Section 7.4(f)(1) unless (i) it first gives at least 20 days prior notice of such merger, consolidation, exchange of shares, recapitalization, reorganization, distribution, Acquisition, Asset Transfer, or other similar event (during which time the holders of the Series G Preferred Stock shall be entitled to convert their Series G Preferred Stock into shares of Common Stock to the extent permitted hereby), and (ii) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligation of the Corporation under the Articles of Incorporation, including the obligation of this Section 7.4(f)(1).

(2) Adjustment for Stock Splits, Dividends, and Combinations. If at any time or from time to time after the date of the first issuance of Series G Preferred Stock, the Corporation shall subdivide or split-up the outstanding shares of Common Stock, or shall declare a dividend or other distribution on its outstanding Common Stock payable in shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock that are not distributed to the holders of Series G Preferred Stock (“Common Stock Equivalents”), without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), the Conversion Price in effect immediately prior to such subdivision or the declaration of such dividend shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series G Preferred Stock shall be increased in proportion to the increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time, and in case the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend, or combination, as the case may be.

(3) Issuance of Rights. In case the Corporation shall issue to all holders of its Common Stock rights, options, or warrants to subscribe for or purchase, or other securities exchangeable for or convertible into, shares of Common Stock that are not distributed to holders of Series G Preferred Stock (any such rights, options, warrants, or other securities, collectively, “Rights”) (excluding rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest) at a subscription offering, exercise, or conversion price per share (as defined below, the “offering price per share”) which, before deduction of customary discounts and commissions, is lower than the Current Market Price per share of Common Stock on the record date of such issuance or grant, whether or not, in the case of Rights, such Rights are immediately exercisable or convertible, then the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to any adjustment in connection with such issuance or grant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date of issuance or grant of such Rights plus the number of shares that the aggregate offering price (as defined below) of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on the record date, and the denominator of which is the number of shares of Common Stock outstanding plus the aggregate number of shares of Common Stock issuable upon exercise or conversion of the Rights. Such adjustments shall be made immediately after the record date for the issuance or granting of such Rights. For purposes of this clause, the “offering price per share” of Common Stock shall, in the case of Rights, be determined by dividing (x) the total amount received or receivable by the Corporation in respect of the offering, upon exercise or conversion thereof (the “aggregate offering price”), by (y) the total number of shares of Common Stock covered by such Rights.

(4) Computations. For the purpose of any computation under this Section 7.4(f), the “Current Market Price” per share of Common Stock at any date shall mean the average of the closing price of the Common Stock on all securities exchanges (including the NASDAQ Stock Market) on which it may at the time be listed, or, if there have been no sales on any such exchange on any day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Stock Market as of 4:00 p.m., New York time, or if on any day such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the OTC Bulletin Board, Pink Sheets LLC, or any similar successor organization, in each case for (i) the 10 consecutive trading days commencing 20 trading days prior to the earlier to occur of (A) the date as of which the Current Market Price is to be computed or (B) the last full trading day before the commencement of “ex-dividend” trading in the Common Stock relating to the event giving rise to the adjustment required by Section 7.4(f), or (ii) if the Common Stock is not listed on a securities exchange, any other arm’s length adjustment formula that the Board of Directors may use in good faith. In the event the Common Stock is not then publicly traded or if for any other reason the Current Market Price per share cannot be determined pursuant to the foregoing provisions of this Section 7.4(f)(4), the Current Market Price per share shall be the fair market value of the Common Stock as reasonably and in good faith determined by the Board of Directors.

(5) Securities. For the purpose of this Section 7.4, the term “shares of Common Stock” shall mean (i) the class of stock designated as Common Stock, without par value, of the Corporation on the date of filing these Articles of Amendment or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

(6) Re-Adjustment. If, at any time after any adjustment to the number of Shares of Common Stock issuable upon conversion of the Series G Preferred Stock and the Conversion Price shall have been made pursuant to this Section 7.4(f) any rights, options, warrants, or other securities convertible into or exchangeable for shares of Common Stock shall have expired, or any thereof shall not have been exercised, the Conversion Price and the number of shares of Conversion Stock issuable upon conversion of the Series G Preferred Stock shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case me be) as if (i) the only shares of Common Stock offered were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options or warrants and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation for the issuance, sale or grant of all such rights, options or warrants whether or not exercised; provided, further that no such readjustment shall have the effect of increasing the Conversion Price or decreasing the number of shares of Conversion Stock issuable upon conversion of the Series G Preferred Stock by an amount (calculated by adjusting such increase or decrease as appropriate to account for all other adjustments pursuant to this Section 7.4(f) following the date of the original adjustment referred to above) in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options or warrants.

(7) Miscellaneous.

(A) All calculations under this Section 7.4(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(B) No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01,

which is not made, shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

(C) In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series G Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) Good Faith. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 7.4(f) and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred Stock against impairment.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 7.4(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the holders of Series G Preferred Stock a certificate signed by the Chief Financial Officer (or an officer holding a similar position) of the Corporation setting forth (a) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and (b) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares. The Corporation shall, upon the written request at any time of any holder of Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder’s Series G Preferred Stock.

7.5 Voting Rights.

(a) General Voting Rights; Board Nominee Rights; Reduction in the Size of the Board. Except as otherwise required by applicable law or the Articles of Incorporation, each holder of Series G Preferred Stock shall have the right to one vote for each share of Common Stock into which Series G Preferred Stock could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote and shall vote as a series where required by law or as provided below. Fractional voting shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series G Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). In addition to any rights granted to a holder of shares of Series G Preferred Stock pursuant to this Section 7, shares of Series G Preferred Stock shall be entitled to vote as a class or series, separate and apart from any other series of Preferred Stock or any holders of shares of Common Stock, on any matter as to which class voting (or series voting, as applicable) is required under applicable law. For so long as at least 90,000 shares of Series G Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, combinations and the like) the holders of a majority of the Series G Preferred Stock shall have the right to nominate two persons for election to the Board of Directors of the Corporation, and for so long as at least 50,000 shares of Series G Preferred Stock are outstanding (as adjusted for stock splits, stock dividends, combinations and the like) the holders of a majority of the Series G Preferred Stock shall have the right to nominate one person for election to the Board of Directors of the Corporation.

(b) Protective Provisions. So long as any of the originally issued shares of Series G Preferred Stock (subject to adjustment for any stock splits, stock dividends, combinations, recapitalizations, and the like) are outstanding as a single class, and except as otherwise mandated by applicable law or the terms of the Articles of Incorporation, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the then outstanding Series G Preferred Stock, voting as a class:

(1) take any action (by reclassification, merger, consolidation, reorganization, or otherwise) that adversely affects the rights, preferences, and privileges of the holders of the Series G Preferred Stock;

(2) amend, alter, or repeal any provision of, or add any provision to the Articles of Incorporation and/or the Articles of Amendment (whether by reclassification, merger, consolidation, reorganization, or otherwise) or bylaws of the Corporation;

(3) declare or pay dividends on shares of Common Stock or Preferred Stock that is junior to the Series G Preferred Stock;

(4) create any new series or class of Preferred Stock or any debt or equity security having a preference or priority as to dividends, interest or upon liquidation senior to or pari passu with that of the Series G Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(5) reclassify any class or series of Preferred Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with that of the Series G Preferred Stock (by reclassification, merger, consolidation, reorganization, or otherwise);

(6) apply any of its assets to the redemption or acquisition of shares of Common Stock or Preferred Stock, except pursuant to any agreement granting the Corporation a right of first refusal or similar rights, and except in connection with purchases at fair market value from employees, advisors, officers, directors, consultants, and service providers of the Corporation upon termination of employment or service;

(7) increase or decrease the number of authorized shares of any series of Preferred Stock or Common Stock of the Corporation;

(8) agree to an Acquisition or Asset Transfer;

(9) materially change the nature of the Corporation’s business;

(10) liquidate, dissolve, or windup the affairs of the Corporation; or

(11) increase the number of shares of Common Stock reserved for issuance under the Company’s 1992 Stock Incentive Plan in excess of 5,400,000 shares (as adjusted for stock splits, stock dividends, and the like) or otherwise reserve for issuance or issue shares of common stock to employees or directors of the Company under any stock incentive plan or agreement not in effect on December 18, 2009; or

(12) prepay any indebtedness for borrowed money.

7.6 Miscellaneous.

(a) Transfer and Documentary Taxes. The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment described in this sentence unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(b) Delivery of Certificates. In the event that the holder of shares of Series G Preferred Stock shall not by written notice designate the address to which the certificate or certificates representing shares of Common Stock to be issued upon conversion of such shares should be sent, the Corporation shall be entitled to send the certificate or certificates representing such shares to the address of such holder shown on the records of the Corporation or any transfer agent for the Series G Preferred Stock.

(c) Transfer Agents. The Corporation may appoint, and from time to time discharge and change, a transfer agent of the Series G Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series G Preferred Stock.

(d) Conversion Agents. The Corporation may appoint, and from time to time may replace, a conversion agent for the Series G Preferred Stock. Upon any such replacement of the conversion agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series G Preferred Stock.

(e) Transfer of Stock. The Series G Preferred Stock shall be transferable by the holders, provided that such transfer is made in compliance with applicable federal and state securities laws and any applicable agreements between the Corporation and the holders of Series G Preferred Stock.”

ARTICLE VIII

Preemptive Rights

The owners of shares of stock of the Corporation shall not have preemptive rights to subscribe for or purchase any part of new or additional issues of stock, or securities convertible into stock, of any class whatsoever, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.

ARTICLE IX

Cumulative Voting

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for those election he has a right to vote, and no shareholder shall be entitled to cumulate his votes.

ARTICLE X

Limitation of Directors’ Liability

A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for (a) any breach of the director’s duty of loyalty to the Corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the director; (c) conduct violating ORS 60.367; or (d) any transaction from which the director derives an improper personal benefit. If the Oregon Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Oregon Business Corporation Act as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director that exists at the time of such repeal or modification and that extends to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE XI

Bylaws; Amendment of Articles

Section 1. Bylaws. The board of directors shall have full power to adopt, alter, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

Section 2. Amendment of Articles. The Corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of the Corporation are granted subject to this reservation.

ARTICLE XII

Directors

Section 1. Number of Directors. The Board of Directors shall consist of not less than four nor more than eleven, the exact number to be set as provided herein. Until increased or decreased as provided herein, the Board of Directors shall consist of six members. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors in any 12-month period. Without the unanimous approval of the directors then in office, no person who is affiliated as an owner, director, officer, employee or consultant of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve of the Board of Directors of the Corporation.

Section 2. Board Composition.

Section 2.1. Classified Board. Subject to Section 2.2 of this Article IX, the Board shall be divided into three classes: Class I Directors, Class II Directors and Class III Directors. Each such class of directors shall be nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual shareholders’ meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected as Class I Directors shall serve for a term ending at the annual meeting to be held in the year following the first election of directors by classes, the directors first elected as Class II Directors shall serve for a term ending at the annual meeting to be held in the second year following the first election of directors by classes and the directors first elected as Class III directors shall serve for a term ending at the annual meeting to be held in the third year following the first election of directors by classes. Notwithstanding the foregoing, each director shall serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, upon any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term or his or her earlier death, resignation or removal.

Section 2.2. Declassified Board. Notwithstanding anything contained in Section 2 of this Article IX to the contrary, beginning at the 2011 Annual Meeting of Shareholders, directors will be elected annually for one-year terms, except that any director whose term expires at the 2012 Annual Meeting of Shareholders or the 2013 Annual Meeting of Shareholders will continue to hold office until the end of the term for which that Director was elected or appointed and until that Director’s successor has been elected and qualified, subject, to his or her prior death, resignation, retirement, disqualification, or removal from office. Accordingly, (i) at the 2011 Annual Meeting of Shareholders, the directors whose terms expire at that meeting will be elected to hold office for a one-year term expiring at the 2012 Annual Meeting of Shareholders; (ii) at the 2012 Annual Meeting of Shareholders, the directors whose terms expire at that meeting will be elected to hold office for a one-year term expiring at the 2013 Annual

Meeting of Shareholders; and (iii) at the 2013 Annual Meeting of Shareholders, the directors whose terms expire at that meeting will be elected to hold office for a one-year term expiring at the 2014 Annual Meeting of Shareholders.

Section 2.3. Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any Director so chosen shall hold office until the next annual meeting of the Shareholders and until his or her successor has been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3. Removal of Directors. Directors may be removed with or without cause.

Amended:	November 15, 2004
May 30, 2006
January 22, 2008
December 18, 2009
June 15, 2010